UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2009

TERRESTAR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12010 Sunset Hills Road
Reston, VA	20190
(Address of Principal	(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code:  703-483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On August 11, 2009, Trio 2 General Partnership (“Trio”), a partnership formed under the laws of the Province of Quebec, Canada, completed its acquisition (through 4491165 Canada Inc, a wholly-owned subsidiary of Trio) of a 66 ⅔% voting equity stake in TerreStar Networks Holdings (Canada) Inc. (“TerreStar Canada Holdings”) previously held by 4371585 Canada Inc., a wholly-owned subsidiary of BCE Inc. (collectively, “BCE”) (the “TerreStar Canada Change of Control Transaction”).  As set forth in the Form 8-K of TerreStar Networks Inc. (“TerreStar”) filed January 16, 2009, TerreStar, a majority-owned subsidiary of TerreStar Corporation (the “Company”), had previously entered into a master agreement (the “Master Agreement”) with Trio and certain other parties, pursuant to which, subject to the satisfaction of a number of conditions, including the receipt of necessary governmental approvals from Industry Canada and obtaining certain third party consents, Trio (through a wholly-owned subsidiary) would complete the TerreStar Canada Change of Control Transaction.  Industry Canada approval to the TerreStar Canada Change of Control Transaction was issued on July 31, 2009.  All other conditions to the completion of the TerreStar Canada Change of Control Transaction were satisfied on or before August 11, 2009.

In accordance with the terms of the Master Agreement, Trio (and/or its affiliates), TerreStar (and/or its affiliates), TerreStar Networks (Canada) Inc. (“TerreStar Canada”) and/or certain other parties have entered into a series of agreements that are materially similar to the previous agreements between TerreStar, BCE and certain other parties relating to TerreStar Canada Holdings and TerreStar Canada.  Under the TerreStar Canada Change of Control Transaction terms, TerreStar retains its existing 33⅓% voting equity ownership in TerreStar Canada Holdings.  Trio is majority-owned by certain managing partners of Trio Capital Inc., a Canadian investment firm, including Jacques Leduc.  Mr. Leduc is also a member of the Company’s board of directors and a member of the nominating committee of the board of directors.

TerreStar Canada Holdings owns 80% of the voting equity of TerreStar Canada, which in turn holds the Industry Canada approvals needed to launch and operate an S Band MSS satellite (“TerreStar-1”) for the purposes of providing mobile satellite services in Canada.  TerreStar maintains its existing 20% holding of the voting equity of TerreStar Canada.  TerreStar Canada holds title to the TerreStar-1 satellite which was successfully launched on July 1, 2009.  Under the terms of an amended and restated Indefeasible Right of Use Agreement dated August 11, 2009 between TerreStar and TerreStar Canada, TerreStar has been granted a right to use capacity on the TerreStar-1 satellite.

Concurrently with the completion of the TerreStar Canada Change of Control Transaction (and in accordance with certain terms and conditions relating thereto), TerreStar (and/or its affiliates) has entered into other arrangements with Trio (and/or its affiliates), TerreStar Canada and/or certain other parties to carry on the business of developing and deploying integrated mobile satellite and terrestrial services in Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

By:	/s/ Douglas Brandon
Douglas Brandon
General Counsel & Secretary

Date:  August 12, 2009